EXHIBIT 95.1
Mine Safety Disclosures
Safety is the cornerstone of our Company’s values and is the number one priority for all employees at Coronado
Global
Resources.
Our
mining
operation
at
Curragh,
located
in
Australia,
is
subject
to
regulation
by
the
Queensland Department of Natural Resources, Mine and Energy,
or DNRME, under the Coal Mining Safety and
Health Act
1999 (Qld).
The operation
of our
mines located
in the
United States
is subject
to regulation
by the
Mine Safety and Health Administration,
or MSHA, under the Federal Mine
Safety and Health Act of 1977, or
the
Mine Act. MSHA
inspects these mines on
a regular basis
and issues various
citations and orders when
it believes
a violation has
occurred under the
Mine Act. We
present information below
regarding certain mining
safety and
health
citations
that
MSHA
has
issued
with
respect
to
our
mining
operations.
In
evaluating
this
information,
consideration should
be given
to factors
such as:
(i) the
number of
citations and
orders will
vary depending
on
the size of the
mine; (ii) the number of
citations issued will vary from inspector
to inspector and mine to
mine; and
(iii) citations and
orders can be
contested and
appealed and, in
that process, are
often reduced
in severity and
amount, and are sometimes dismissed. Since MSHA is a branch of the U.S. Department of Labor, its jurisdiction only applies to our operations in
the United States.
As such, the mine safety disclosures
included herein do not
contain information related to our Australian mines.
Under the Dodd-Frank Act, each
operator of a coal
or other mine is
required to include certain mine
safety results
within its
periodic reports
filed with
the Securities
and Exchange
Commission, or
the SEC.
As required
by the
reporting
requirements
included
in
§1503(a)
of
the
Dodd-Frank
Act and
Item
104
of
Regulation
S-K
(17
CFR
229.104), we present the following
items regarding certain mining safety
and health matters, for the
year ended
December 31, 2025, for each
of our U.S. mine
locations that are covered
under the scope of the
Dodd-Frank Act.
The table that
follows reflects
citations and orders
issued to
us by MSHA
during the year
ended December
31,
2025.
The
table
only
includes
those
U.S.
mines
that
were
issued
orders
or
citations
during
this
period,
and
commensurate
with
SEC
regulations,
does
not
reflect
orders
or
citations
issued
to
independent
contractors
working at our mines.
The proposed assessments
for the year ended
December 31, 2025, were
retrieved from
the MSHA Data Retrieval System, or MSHA DRS, as
of January 2, 2026.

(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value of
MSHA Assessments
Proposed
($ in thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 (4) 69
— — — — $ 266.0 —
4602140 Saunders Prep Plant (5) 3
— — — —
5.8
—
4609217 Powellton #1 Mine 20
— — — —
83.3
—
4609319 Lower War Eagle (6) 53
— — — —
186.4
1
4609514 Muddy Bridge (7) 63
— 2 — —
201.7
—
4609645 Middle Fork Surface (8) 3
— — — —
5.1
—
4609564 Elklick Surface Mine (9) 5
— — — —
31.6
—
4609563 Eagle No. 1 Mine (10) 29
— — — —
85.1
—
4609101
Toney
Fork Surface Mine
1
— — — —
1.5
—
4604315 Elk Lick Tipple —
— —
0.8
—
Total:
246
— 2 — —
$ 867.3
1
(1)
The definition of “mine” under Section 3 of
the Mine Act includes the mine, as well
as other items used in, or to
be used in, or resulting from, the work
of extracting
coal, such as land, structures, facilities, equipment, machines, tools and coal preparation facilities. Also, there are instances where the mine name per the MSHA
system differs from the mine name utilized by us.
(2) Idle facilities are not included in the
table above unless they received a
citation, order or assessment by MSHA
during the current reporting period
or are subject
to pending legal actions.
(3)
During the year
ended December 31,
2025, none of
the Company’s
mines have received
written notice from
MSHA of a pattern
of violations or
the potential to
have such a pattern of violations
of mandatory health or safety
standards that are of such
nature as could have significantly
and substantially
contributed to the
cause and effect of coal or other mine health or safety
standards under section 104(e) of the Mine Act.
(4) One of the S&S citations was vacated and two were
modified to non S&S as part of a settlement in docket
VA 2025-0043.
(5)
One of the S&S citations was modified to non S&S as part of
a settlement in docket WEVA
2025-0254.
(6)
Two of the S&S citations were
modified to non S&S as part of settlements in dockets,
WEVA 2025-0286
and WEVA 2024-0504.
(7)
One of the S&S citations was modified to non S&S as part of
the settlement in WEVA
2025-287.
(8)
Three of the S&S citations were modified to non S&S
as part of the settlements in WEVA
2025-0381 and WEVA
2025-0291.
(9) Two of the S&S citations
were modifed to non S&S as part of the settlement in
WEVA 2025-0289.
(10) One of the S&S citations was modified to non S&S
as part of the settlement in WEVA
2025-0288.
References used in the table above are as follows:
A. The total number of violations
of mandatory health or safety standards that could
significantly and substantially contribute to the cause and
effect of a coal or other
mine safety or health hazard under section 104 of the
Mine Act (30 U.S.C. 814) for which the operator received
a citation from MSHA.

B. The total number of orders issued under section
104(b) of the Mine Act (30 U.S.C. 814(b)).
C. The total number of citations and orders
for unwarrantable failure of the mine operator
to comply with mandatory health or safety
standards under section 104(d)
of the Mine Act (30 U.S.C. 814(d)).
D. The total number of flagrant violations under section
110(b)(2) of the Mine
Act.
E. The total number of imminent danger orders issued
under section 107(a) of the Mine Act (30 U.S.C. 817(a)).
F.
The total dollar value of proposed assessments from
MSHA under the Mine Act (30 U.S.C. 801 et seq.).
G. The total number of mining-related fatalities.
The table below presents legal actions pending before the Federal Mine Safety and Health Review Commission, or FMSHRC, for each of
the Company’s U.S. mines as
of December 31, 2025, together with the number of legal
actions initiated and the number of legal actions resolved
during the year endedDecember 31, 2025.
Legal Actions Pending as of Last Day
of the Year (December 31, 2025)
(1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C) (2)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E) (3)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H) (4)
Legal Actions
Initiated
During the Year
Legal Actions
Resolved
During the
Year
4404856 Buchanan Mine #1
5 8 — 1 — — 12 12
4609563 Eagle No. 1 Mine —
2
— — —
1 8 8
4609514 Muddy Bridge —
2
— — — 1
10 10
4609319 Lower War Eagle —
1
— — — —
12 12
4609217 Powellton #1 Mine —
1
— — — —
7 6
4609564 Elklick Surface Mine — — —
—
— —
3 4
4602140 Saunders Prep Plant — — —
—
— —
3 3
4609645 Middle Fork Surface — — —
—
— —
2 5
Total:
5
14 — 1 — 2 57 60
(1)
The legal
actions
pending
shown
in the
table
above
have been
categorized
by
type of
proceeding
with
reference
to
the
procedural
rules established
by the
FMSHRC under 29 CFR Part 2700. Reference to the
applicable Subparts under this Rule are listed in the columns above.
(2)
The complaint for discrimination filed by an employee
of Buchanan Minerals remains pending.
(3)
Secretary of
Labor’s appeals
to the
United States
Court of
Appeals for
the DC
Circuit of
the Federal
Mine Safety
and Health
Review Commission’s
decisions
denying motions for settlement approval in two cases remain
pending.